INDEMNIFICATION AND ESCROW AGREEMENT


     THIS INDEMNIFICATION AND ESCROW AGREEMENT (the "Agreement") is made and entered into as of May 9, 1997, by and between COLOROCS INFORMATION TECHNOLOGIES, INC, a Georgia corporation ("Colorocs"), VIEWCALL AMERICA, INC., a Georgia corporation ("VCA"), NETCHANNEL INC., a Delaware corporation ("NetChannel"), NETCHANNEL STUDIOS, INC., a Delaware corporation ("Purchaser"), and Douglas Evans, Esq. ("Escrow Agent").

                           Background

     A. Contemporaneously with the execution and delivery hereof, Purchaser has acquired (a) certain assets (the "Purchased Assets") of VCA pursuant to an Asset Acquisition Agreement by and between VCA, NetChannel, and Purchaser (the "Asset Acquisition Agreement"), and (b) certain Promissory Notes evidencing certain indebtedness of VCA owed to Colorocs together with all right, title, and interest of Colorocs in and to a Security Agreement securing such indebtedness, pursuant to a Note and Security Agreement Purchase Agreement (the "Note Purchase Agreement") of even date herewith, by and between Colorocs, NetChannel, and Purchaser.

     B. Under the terms of the Asset Acquisition Agreement, NetChannel issued 555,556 shares of NetChannel Series C Preferred Stock (the "Series C Preferred") to VCA, all of which is to be held by Escrow Agent pursuant to the terms of this Agreement. Pursuant to the Note and Security Interest Purchase Agreement, NetChannel issued to Colorocs, 2,300,000 shares of Series B Preferred Stock of NetChannel ("Series B Preferred") and 414,280 shares of Series C Preferred, 300,000 shares of which is to be held by Escrow Agent pursuant to the terms of this Agreement.

     C. The execution and delivery of this Agreement was a material inducement to and a condition precedent to the execution and delivery of the Asset Acquisition Agreement and the Note
Purchase Agreement by NetChannel and Purchaser.

     D. Pursuant to this Agreement, each of Colorocs and VCA have agreed to indemnify NetChannel and Purchaser against certain
Losses and to deliver to Escrow Agent an aggregate 855,556 shares of Series C Preferred for the purposes described hereby.

                           Agreement

     For and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree:
                    Section 1.   Definitions

     The capitalized terms below are used in this Agreement with the meanings thereafter ascribed:

     "Colorocs Escrowed Shares" means 300,000 shares of Series C
Preferred issued to Colorocs pursuant to the Note Purchase
Agreement which are held in escrow pursuant to this Agreement.

     "Excluded Liability" means any liability which is not expressly assumed by Purchaser or NetChannel in the Asset
Acquisition Agreement.

     "Losses" means any and all loss, demand, action, cause of action, assessment, damage, liability, cost, settlement, or expense, including without limitation, interest, penalties, remedial action, fines, and reasonable attorneys' and other professional fees and expenses incurred in the investigation, prosecution, defense, or settlement of any such loss, demand, action, or cause of action.

     "Type 1 Loss" means any and all Losses asserted against, relating to, imposed upon, or incurred by NetChannel or Purchaser by reason of, resulting from, based upon, or arising out of (a) the breach, inaccuracy, untruth, or incompleteness of any representation or warranty of VCA contained in the Asset Acquisition Agreement, and (b) any Excluded Liability, provided however, that Type 1 Losses shall not include any Loss that is a Type 2 Loss.

     "Type 2 Loss" means any and all Losses asserted against, relating to, imposed upon, or incurred by NetChannel or Purchaser by reason of, resulting from, based upon, or arising out of claims asserted against NetChannel or Purchaser by any shareholder of VCA for breach of fiduciary duty of Colorocs or VCA, attempting to set aside the transactions contemplated by the Asset Acquisition Agreement or the Note Purchase Agreement, or any other claim derived from their status as a shareholder, excluding however any claim for dissenter's rights.

     "VCA Escrowed Shares" means 555,556 shares of Series C
Preferred Stock issued to VCA pursuant to the Asset Acquisition
Agreement, which are held in escrow pursuant to this Agreement.

             Appointment and Duties of Escrow Agent

     Section 1.1    Appointment of Escrow Agent.
Purchaser, NetChannel, Colorocs, and VCA each hereby designate and appoint Escrow Agent to serve as escrow agent, and Escrow Agent hereby confirms its agreement to act as escrow agent subject to the terms, conditions, and provisions of this Agreement.

     Section 1.2.   Delivery and Custody of Escrowed Shares.

              (a) NetChannel, Purchaser, and Colorocs have delivered to Escrow Agent share certificate PC-4 evidencing the Colorocs Escrowed Shares, with a stock transfer power attached thereto, duly endorsed in blank, authorizing Escrow Agent to transfer the Colorocs Escrowed Shares as contemplated by Section 2.5 of this Agreement; and

              (b) NetChannel, Purchaser, and VCA have delivered to Escrow Agent share certificate PC-5 evidencing the VCA Escrowed Shares, with a stock transfer power attached thereto, duly endorsed in blank, authorizing Escrow Agent to transfer the VCA Escrowed Shares as contemplated by Section
     2.5 of this Agreement.

Escrow Agent acknowledges the receipt of the Colorocs Escrowed Shares and the VCA Escrowed Shares (collectively, the "Escrowed Shares"). Escrow Agent shall hold the Escrowed Shares on and subject to the terms and conditions of this Agreement and shall deliver the Escrowed Shares as provided herein.

                  Section 2.  Indemnification

     Section 2.1.   Agreement of Colorocs and VCA to Indemnify.

              (a) Subject to the terms and conditions of this Agreement, each of Colorocs and VCA jointly and severally agree to indemnify, defend, and hold harmless each of NetChannel and Purchaser from, against, for, and in respect of any and all Type 1 Losses and any and all Type 2 Losses.

              (b)   The obligation of Colorocs to indemnify
     NetChannel and Purchaser for:

                    (i)  Any Type 1 Losses and Type 2 Losses, is
               subject to the condition that Colorocs shall have received notice of the Losses for which indemnity is sought on or before May 9, 1998 (first anniversary of the Closing);

                    (ii) Any Type 1 Losses, is subject to the
               additional condition that all VCA Escrowed Shares have been released to NetChannel or to third party claimants in settlement of (x) Indemnification Claims (as defined below) or (y) Excluded Liabilities as provided in Section 2.4 hereof.
              (c) The obligation of VCA to indemnify NetChannel and Purchaser for:

               (i) Type 1 Losses and Type 2 Losses is subject to the condition that VCA shall have received notice of the Losses for which indemnity is sought on or before March 31, 1998;

               (ii) Type 2 Losses, is subject to the condition that all Colorocs Escrowed Shares have been released to NetChannel or to third party claimants in settlement of Indemnification Claims.

          (d) The exclusive remedy of NetChannel and Purchaser against Colorocs and VCA for any Losses hereunder shall be the exercise by NetChannel and Purchaser of their right to indemnification hereunder. Colorocs and VCA shall not be liable for damages in excess of the actual damages suffered by NetChannel and Purchaser as a result of the act, circumstance, or condition for which indemnification is sought, and the maximum liability of Colorocs and VCA shall be limited to the Escrowed Shares. The maximum liability of Colorocs for Type 1 Losses and Type 2 Losses shall not exceed 300,000 of the Colorocs Escrowed Shares.

Section 2.2. Procedures for Indemnification. As used herein, the term "Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder.

          (a)  A claim for indemnification hereunder
     ("Indemnification Claim") shall be made by Indemnitee by delivery of a written declaration to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a matter which involves a Type 1 Loss which involves a Third Party Claim or a Type 2 Loss, containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such potential Type 1 Loss or Type 2 Loss.

          (b) If the Indemnification Claim involves a matter which could result in a Third Party Claim, the procedures set forth in Section 2.3 shall be observed by Indemnitee and Indemnitor.

          (c) If the Indemnification Claim involves a matter which could give rise to a Type 1 Loss which is not a Third Party Claim, the Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid and satisfied in accordance with Section 2.5 hereof. If an objection is timely interposed by the Indemnitor and the dispute is not resolved within forty-five (45) business days from the date (such period is hereinafter the "Negotiation Period") Indemnitee receives such objection, such dispute shall be resolved by arbitration in San Francisco, California in accordance with the Commercial Rules of the American Arbitration Association.

          (d) Indemnitee shall have the right to require Escrow Agent to reserve the estimated amount of a Loss (estimated in good faith) for a Type 1 Loss and a Type 2 Loss for which an Indemnification Claim is submitted to Indemnitee. The reserve shall reduce the number of Escrowed Shares, which can be released to Colorocs or to VCA upon the events described in Section 2.7 hereof. In the event that Indemnitee shall withdraw such Indemnification Claim or Indemnitor shall prevail in such Indemnification Claim, Indemnitee shall remove from the reserve the number of Escrowed Shares previously reserved under this Section 2.2(d). In computing the amount the number of Escrowed Shares to be reserved, the amount claimed by Indemnitee in an Indemnification Claim shall be divided by the greater of
     (x) $2.70 or (y) the per share price of the most recent sale and issuance by NetChannel of preferred stock.

     Section 2.3. Defense of Third Party Claims. Should any claim be made, or suit or proceeding be instituted against Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement as a Type 1 Loss or a Type 2 Loss, (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

          (a) The Indemnitee shall give the Indemnitor written notice of any such claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor will undertake the defense thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The assumption of the defense of any such claim by the Indemnitor shall be an acknowledgment by the Indemnitor of its obligation to indemnify the Indemnitee with respect to such claim hereunder. If, however, the Indemnitor fails or refuses to undertake the defense of such claim as provided herein within ten (10) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing.

          (b) The Indemnitee and Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor, management employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such claim.

     Section 2.4. Settlement of Excluded Liabilities. If VCA or Colorocs settles an Excluded Liability on terms reasonably acceptable to Purchaser and NetChannel, then VCA or Colorocs, as the case may be, and NetChannel and Purchaser will agree in writing (the "Release Notice") upon a number of Escrowed Shares to be released from escrow in respect of such settlement (the "Released Shares"). Escrow Agent, when presented with the Release Notice, will deliver a certificate evidencing the Released Shares registered in the name of the person specified in the Release Notice.

     Section 2.5. Payment of Claims. Upon a final determination of the amount of an Indemnification Claim for which Colorocs and VCA is liable to NetChannel and Purchaser, whether
(i) by agreement between Indemnitor and Indemnitee, (ii) by an arbitration award, or (iii) by final judgment or another final nonappealable order, (the evidence of such final determination is hereinafter (an "Award Notice"), Indemnitor shall pay the amount of such Indemnification Claim as follows:

          (a) If the Indemnification Claim involves a Type 1 Loss, Indemnitor shall deliver to Escrow Agent the Award Notice indicating the number and source of Escrowed Shares to be issued in satisfaction of the Indemnification Claim, and Escrow Agent shall issue a certificate evidencing the number of Escrowed Shares specified in the Award Notice.

          (b) If the Indemnification Claim involves a Type 2 Loss, Indemnitor shall deliver to Escrow Agent the Award Notice indicating the number and source of Escrowed Shares to be issued in respect of the Indemnification Claim, and Escrow Agent shall issue such number of Escrowed Shares specified in the Award Notice.

          (c) This Section 2.5 sets forth the exclusive means of payment of Indemnification Claims by Colorocs and VCA. In determining the number of Escrowed Shares to issue in satisfaction of an Award Notice, Escrow Agent shall divide the dollar amount specified in the award notice by the greater of (x) $2.70 or (y) the per share price of the most recent sale and issuance by NetChannel of preferred stock.

     Section 2.6. Transfer Agent Duties of Escrow Agent. To facilitate settlement of Excluded Liabilities and payment of Indemnification Claims, Escrow Agent shall perform transfer agent services as provided in this Section 2.6. Promptly after receipt of a Release Notice pursuant to Section 2.4 hereof or an Award Notice pursuant to Section 2.5 hereof, Escrow Agent shall take the following actions:

          (a) Cancel the certificate (or certificates as the case may be) evidencing the Escrowed Shares registered in the name of VCA or Colorocs, whichever is identified as the Indemnitee in the Release Notice or the Award Notice (as the case may be), by marking the certificate on its face "cancelled."

          (b) Prepare two new certificates, (i) one registered in the name of the person and evidencing the number of Escrowed Shares specified in the Release Notice or the Award Notice, and (ii) the other registered in the name of VCA or Colorocs, whichever is applicable, evidencing a number of Escrowed Shares equal to the difference between the certificate cancelled and the certificate described in clause (i) of this subsection (b), provided, however, that if there are insufficient shares evidenced by the certificate registered in the name of Colorocs or VCA, whichever is identified in the Release Notice or Award Notice to issue the full number of Escrowed Shares to which such person is entitled, then Escrow Agent shall cancel the other certificate evidencing Escrowed Shares to make up the difference, and shall issue a certificate evidencing any remaining Escrowed Shares registered in the name of Colorocs or VCA whichever is applicable.

          (c) Escrow Agent shall: (i) retain the certificates evidencing the Escrowed Shares registered in the name of VCA or Colorocs until the time specified in Section 2.7 hereof;
     (ii) deliver the certificate registered in the name of the person specified in the Release Notice or Award Notice to such person by certified mail addressed as specified in the Release Notice of Award Notice; and (iii) deliver the cancelled certificate and a copy of the certificates described in subsection (b) above to NetChannel.

          (d) Escrow Agent shall place such legends on all certificates it prepares as directed in writing from time to time by NetChannel or its counsel.

     Section 2.7.   Delivery of Escrowed Shares Remaining on
                    Certain Dates.

          (a) Escrow Agent shall deliver the number of VCA Escrowed Shares evidenced by the certificate registered in the name of VCA held by Escrow Agent at the close of business on March 31, 1998 minus any reserved shares pursuant to Section 2.2(d) hereof, if any, to VCA promptly after March 31, 1998, and thereafter if and whenever some or all of such Reserved Shares shall revert to VCA Escrowed Shares, Escrow Agent shall deliver a certificate evidencing such shares registered in the name of VCA to VCA. Escrow Agent shall be relieved of its obligations with respect to VCA Escrowed Shares when all VCA Escrowed Shares have been issued to VCA, NetChannel, or creditors of VCA in settlement of Claims.

          (b) Escrow Agent shall deliver the number of Colorocs Escrowed Shares evidenced by the certificate registered in the name of Colorocs held by Escrow Agent at the close of business on May 9, 1998 minus any reserved shares pursuant to Section 2.2(d) hereof, if any, to Colorocs promptly after May 9, 1998, and thereafter if and whenever some or all of such reserved shares shall revert to Colorocs Escrowed Shares, Escrow Agent shall deliver a certificate evidencing such shares registered in the name of Colorocs to Colorocs. Escrow Agent shall be relieved of its obligations with respect to Colorocs Escrowed Shares when all Colorocs Escrowed Shares have been issued to Colorocs, NetChannel, or creditors of VCA in settlement of Claims.

     Section 3.     Agreements for Benefit of Escrow Agent

     In order to induce Escrow Agent to serve as escrow agent hereunder, Colorocs, NetChannel, VCA, and Purchaser hereby covenant and agree as follows:

          (a) Delivery of all of the Escrowed Shares pursuant to Sections 2.4 and 2.5 hereof, shall constitute termination of this Escrow Agreement, and Escrow Agent shall thereafter be relieved of all obligations hereunder.

          (b) Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Escrow Agreement, and shall not be required, in carrying out its duties, to refer to any other agreement, instrument, or document.

          (c) Escrow Agent may rely on, and shall be protected in acting or refraining from acting upon, any written notice, instruction, or request furnished to it pursuant to this Escrow Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent is acting as a depositary only and is not a party to or bound by any agreement or undertaking which may be evidenced by or arise out of any items delivered to it pursuant to this Escrow Agreement, and is not responsible or liable in any manner for the sufficiency, correctness, genuineness, or validity of any such items and undertakes no responsibility or liability for the form or execution of such items or the identity, authority, title, or rights of any person executing or depositing same.
     Escrow Agent shall not be liable to any of the parties to this Escrow Agreement or their respective heirs, successors and assigns for any action taken or omitted to be taken in good faith.

          (d) Escrow Agent may, upon reasonable advance written notice, resign, and be discharged from its duties or obligations under this Escrow Agreement by giving notice of such resignation to each party hereto, specifying the date upon which such resignation shall take effect. Upon demand of any successor escrow agent, all Escrowed Shares held by Escrow Agent pursuant to this Agreement shall be turned over and delivered to such successor escrow agent, which shall, thereupon, be bound by all of the provisions of this Escrow Agreement.

          (e) Escrow Agent's agreements and obligations under this Escrow Agreement shall terminate and Escrow Agent shall be discharged from further duties and obligations under this Escrow Agreement upon the delivery of the Escrowed Shares in accordance with the terms of this Escrow Agreement.

          (f) In the event of a dispute between any of the parties hereto, sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Escrowed Shares held by Escrow Agent under the terms of this Escrow Agreement, together with such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties under this Escrow Agreement. Any such legal action may be brought in any such court as Escrow Agent shall determine to have jurisdiction thereof.

          (g) Escrow Agent shall be paid its reasonable and customary fees in connection with its duties pursuant to this Escrow Agreement.

                   Section 4.  Miscellaneous

     Section 4.1.   Assignability; Parties in Interest.

          (a) No party to this Agreement shall assign, transfer, or otherwise dispose of any of its rights, duties, or obligations hereunder without the prior written consent of the other parties hereto, and any attempted assignment without such prior written consent shall be void ab initio.

          (b) Except as limited by the foregoing, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective heirs, successors, permitted assigns, and legal or personal representatives.

     Section 4.2. Entire Agreement; Amendments. This Agreement, including any Schedules, lists, and other Escrowed Shares and writings referred to herein or delivered pursuant hereto, all of which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. It merges and supersedes all prior and/or contemporaneous agreements and understandings between the parties, written or oral, with respect to its subject matter and there are no restrictions, agreements, promises, warranties, covenants, or undertakings between the parties with respect to the subject matter hereof other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, permitted assigns, or legal or personal representatives.

     Section 4.3. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 4.4. Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, or the application of the invalid, illegal, or unenforceable provision to any other person or circumstance, and this Agreement shall then be construed as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement, but only to the extent of such invalidity, illegality, or unenforceability.

     Section 4.5. Notices. All notices, offers, requests, demands, and other communications pursuant to this Agreement shall be given in writing by personal delivery, by prepaid first class registered or certified mail properly addressed with appropriate postage paid thereon, telegram, telex, telecopier, facsimile transmission, and shall be deemed to be duly given and received on the date of delivery if delivered personally, on the third day after the deposit in the United States Mail if mailed, upon acknowledgment of receipt of electronic transmission if sent by telecopier or facsimile transmission, or on the first day after delivery to the telegraph office if given by prepaid telegraph. Notices shall be sent to the parties at the following address:

               If to Purchaser or NetChannel:
                    651 Gateway Boulevard
                    Suite 1140
                    South San Francisco, CA  94080
                    Attention:  Douglas B. Evans
                    Telephone: (415) 615-8704
                    Telecopier: (415) 615-8799

               If to Colorocs or VCA:
                    5600 Oakbrook Parkway
                    Suite 240
                    Norcross, GA  30093
                    Attention:  Rudolph P. Russo
                    Telephone: (770) 729-2929
                    Telecopier: (770) 729-2936

               With a copy to:
                    Balboni Ashley & Schoenberg LLC
                    990 One Live Center
                    3475 Lenox Road, N.E.
                    Atlanta, GA  30328
                    Attention:  Gerardo M. Balboni II
                    Telephone:  (404) 812-3111
                    Telecopier:  (404) 812-3101

               If to Escrow Agent:
                    Douglass Evans, Esq.
                    651 Gateway Boulevard
                    Suite 1140
                    South San Francisco, CA  94080
                    Attention:  Douglas B. Evans
                    Telephone: (415) 615-8704

     Telecopier: (415) 615-8799or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     Section 4.6.   Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of California.

     Section 4.7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart. All such executed counterparts shall together constitute one and the same instrument.

     Section 4.8. Waivers. The parties may, by written agreement, (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations contained in this Agreement or in any document delivered pursuant to this Agreement, and
(iii) waive compliance with or modify any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of any of the parties hereto.

     Section 4.9. No Third Party Beneficiary. No provision of this Agreement shall create, or be deemed to create, any legal or equitable right in any person not a party to this Agreement or give any such person any claim against any party to this Agreement that such party would not have but for this Agreement.

     Section 4.10. No Partnership. Nothing in this Agreement shall create any implication of the creation of any partnership, joint venture or any other joint enterprise. Neither party shall have any right to bind the other in any manner.

     IN WITNESS WHEREOF, Colorocs, VCA, NetChannel, Escrow Agent, and Purchaser have executed this Agreement as of the day and year first above written.

                         NetChannel Studios, Inc.

                         By:
                         Philip Monego, Sr., President

                         NetChannel Inc.

                         By:
                         Philip Monego, Sr., President

                         Colorocs Information Technologies, Inc.

                         By:
                         Rudolph P. Russo, Chairman

                         ViewCall America, Inc.

                         By:
                         Alan McKeon, President

                         Escrow Agent

                         Douglas Evans, Esq.